EXHIBIT 99.3
GEOGLOBAL CLOSES ITS SECURITIES PURCHASE AND EXCHANGE AGREEMENT

Calgary, Alberta, Canada, March 29, 2012 – GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) (NYSE Amex: GGR) today announced the closing of the Securities Purchase and Exchange Agreement (the “Agreement”) by and between the Company and The Israel Land Development Company – Energy Ltd. (“ILDE”), dated as of November 21, 2011, following the approval of the Agreement by stockholders at the special meeting held on February 10, 2012.

Under the Agreement, the Company issued 32,740,479 shares of common stock of the Company, par value $0.001 (“Common Stock”) plus 16,466,639 warrants to purchase shares of Common Stock (the “Warrants”) in exchange for 28,402,262 ordinary shares of ILDE.  The Warrants may be exercised for 12 months commencing September 29, 2012 at a price of US$0.30 per Warrant. In addition, the Company agreed to grant ILDE the right, exercisable in whole or in part from time to time through July 31, 2012, to subscribe for and purchase from the Company up to 16,499,639 units (the “Units”). Each Unit consists of one share of Common Stock and one Warrant to purchase one share of Common Stock. The purchase price per Unit is US$0.24 (subject to customary anti-dilution adjustments).

At the conclusion of this Agreement (but prior to any exercise of Warrants or purchase of Units), ILDE will hold 49,207,118 shares of Common Stock of the Company, representing approximately 36.6% of the issued and outstanding Common Stock of the Company. The Company will own approximately 3.05% of ILDE.

ILDE is publicly traded on the Tel Aviv Stock Exchange under the symbol “IE”.  ILDE engages in the exploration and production of oil and gas and operates as a subsidiary under The Israel Land Development Co. (“ILDC”).  ILDC holds a 5% participating interest in two Israeli licenses known as the (347) Myra and (348) Sara licenses, in which the Company holds a 5% participating interest and is the operator.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a U.S. publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995

This press release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

GeoGlobal Resources Inc. www.geoglobal.com	KM Investor Relations Ltd. www.km-ir.co.il
Paul B. Miller, President and CEO Patty Lew-Lapointe, Investor Relations and Corporate Affairs	Moran Meir-Beres
Phone: +1 403 777-9250 Email: info@geoglobal.com	Phone: +011 972-3-5167620 E-mail: moran@km-ir.co.il

The Equicom Group	BPC Financial Marketing
Dave Feick, Managing Director, Western Canada	John Baldissera
Phone: +1 403 218-2839 Email: dfeick@equicomgroup.com	Phone : +1 800-368-1217